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                                                                     EXHIBIT 8.1

          [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN]


                                 March 31, 1997

Imperial Credit Industries, Inc.
23550 Hawthorne Boulevard
Building One, Suite 110
Torrance, California 90505

Ladies and Gentlemen:

     You have requested our opinion regarding the material federal income tax consequences of the exchange pursuant to the offer (the "Exchange Offer") by Imperial Credit Industries, Inc. (the "Company") of its 9 7/8% Senior Notes due 2007 (the "Old "Notes") for its 9 7/8% Series B Senior Notes due 2007 (the "New Notes").

     In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement of the Company on Form S-4 (Registration No. 333-22141), as amended, filed with the Securities and Exchange Commission on February 21, 1997 pursuant to the Securities Act of 1933, as amended (the "Registration Statement"). In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

     The terms of the Exchange Offer, the Old Notes and the New Notes, which are set forth in the Registration Statement, are incorporated herein by reference.

     Based upon the terms of the Exchange Offer, the Old Notes and the New Notes, as set forth in the Registration Statement, it is our opinion that the summary set forth under the heading "Certain U.S. Federal Income Tax Consequences" in the Registration Statement accurately describes, in all material respects, the material federal income tax consequences of the consummation of the Exchange Offer to the holders of the Old Notes.

     The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated and proposed thereunder, published pronouncements of the Internal Revenue Service and case law, and of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     Freshman, Marantz, Orlanski, Cooper & Klein